                                                                  EXHIBIT 10(aj)



--------------------------------------------------------------------------------




                       SCHULLER INTERNATIONAL GROUP, INC.

                                  $400,000,000

                         10 7/8% Senior Notes due 2004

                               _________________


                         AMENDED AND RESTATED INDENTURE

                         Dated as of December 12, 1994


                               _________________




                         THE BANK OF NEW YORK, Trustee


--------------------------------------------------------------------------------

                                                    TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
                                                       ARTICLE ONE
                                        DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.             Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.             Other Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 1.03.             Incorporation by Reference of Trust Indenture Act.  . . . . . . . . . . .   16
SECTION 1.04.             Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                       ARTICLE TWO
                                                      THE SECURITIES

SECTION 2.01.             Form and Dating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 2.02.             Execution and Authentication. . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 2.03.             Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 2.04.             Paying Agent to Hold Money in Trust.  . . . . . . . . . . . . . . . . . .   19
SECTION 2.05.             Securityholder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 2.06.             Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 2.07.             Replacement Securities. . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 2.08.             Outstanding Securities. . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 2.09.             Treasury Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 2.10.             Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 2.11.             Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 2.12.             Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 2.13.             CUSIP Numbers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

                                                      ARTICLE THREE
                                                        REDEMPTION

SECTION 3.01.             Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 3.02.             Selection of Securities To Be Redeemed. . . . . . . . . . . . . . . . . .   22
SECTION 3.03.             Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 3.04.             Effect of Notice of Redemption. . . . . . . . . . . . . . . . . . . . . .   23
SECTION 3.05.             Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 3.06.             Securities Redeemed in Part.  . . . . . . . . . . . . . . . . . . . . . .   23

                                                       ARTICLE FOUR
                                                        COVENANTS

SECTION 4.01.             Payment of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 4.02.             Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . .   24
SECTION 4.03.             Limitation on Transactions with Affiliates. . . . . . . . . . . . . . . .   24
SECTION 4.04.             Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 4.05.             Limitation on Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 4.06.             Limitation on Asset Dispositions. . . . . . . . . . . . . . . . . . . . .   26
SECTION 4.07.             Limitation on Restricted Payments.  . . . . . . . . . . . . . . . . . . .   28
SECTION 4.08.             Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 4.09.             Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . .   30
SECTION 4.10.             Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 4.11.             Maintenance of Properties.  . . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 4.12.             Compliance Certificate. . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 4.13.             SEC Reports; Financial Statements.  . . . . . . . . . . . . . . . . . . .   31
SECTION 4.14.             Waiver of Stay, Extension or Usury Laws.  . . . . . . . . . . . . . . . .   32
SECTION 4.15.             Change of Control Offer.  . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 4.16.             Limitation on Sale and Leaseback Transactions.  . . . . . . . . . . . . .   33
SECTION 4.17.             Limitation on Restricted Subsidiary Indebtedness. . . . . . . . . . . . .   34
SECTION 4.18.             Limitation on Dividend and Other Payment Restrictions Affecting
                            Restricted Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 4.19.             Limitation on Certain Investments.  . . . . . . . . . . . . . . . . . . .   35
SECTION 4.20.             Limitation on Sale or Issuance of Stock of Restricted Subsidiaries. . . .   35

                                                       ARTICLE FIVE
                                              MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.             Restriction on Mergers and Consolidations and
                            Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 5.02.             Successor Corporation Substituted.  . . . . . . . . . . . . . . . . . . .   37

                                                       ARTICLE SIX
                                                   DEFAULT AND REMEDIES

SECTION 6.01.             Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 6.02.             Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 6.03.             Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 6.04.             Waiver of Past Default. . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 6.05.             Control by Majority.  . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 6.06.             Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 6.07.             Rights of Holders To Receive Payment. . . . . . . . . . . . . . . . . . .   42
SECTION 6.08.             Collection Suit by Trustee. . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 6.09.             Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . .   42
SECTION 6.10.             Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 6.11.             Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . .   43

                                                      ARTICLE SEVEN
                                                         TRUSTEE

SECTION 7.01.             Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 7.02.             Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

SECTION 7.03.             Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 7.04.             Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 7.05.             Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 7.06.             Reports by Trustee to Holders.  . . . . . . . . . . . . . . . . . . . . .   46
SECTION 7.07.             Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 7.08.             Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 7.09.             Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . .   48
SECTION 7.10.             Eligibility; Disqualification.  . . . . . . . . . . . . . . . . . . . . .   48
SECTION 7.11.             Preferential Collection of Claims
                            Against Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

                                                      ARTICLE EIGHT
                                                  DISCHARGE OF INDENTURE

SECTION 8.01.             Termination of Company's Obligations. . . . . . . . . . . . . . . . . . .   48
SECTION 8.02.             Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 8.03.             Repayment to Company. . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 8.04.             Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

                                                       ARTICLE NINE
                                           AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.             Without Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 9.02.             With Consent of Holders.  . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 9.03.             Compliance with Trust Indenture Act.  . . . . . . . . . . . . . . . . . .   52
SECTION 9.04.             Revocation and Effect of Consents.  . . . . . . . . . . . . . . . . . . .   52
SECTION 9.05.             Notation on or Exchange of Securities.  . . . . . . . . . . . . . . . . .   53
SECTION 9.06.             Trustee To Sign Amendments, etc.  . . . . . . . . . . . . . . . . . . . .   53

                                                       ARTICLE TEN
                                                      MISCELLANEOUS

SECTION 10.01.            Trust Indenture Act Controls. . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 10.02.            Notices     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 10.03.            Communications by Holders with Other Holders. . . . . . . . . . . . . . .   55
SECTION 10.04.            Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . .   55
SECTION 10.05.            Statements Required in Certificate or Opinion.  . . . . . . . . . . . . .   55
SECTION 10.06.            Rules by Trustee, Paying Agent, Registrar.  . . . . . . . . . . . . . . .   56
SECTION 10.07.            Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 10.08.            No Recourse Against Others. . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 10.09.            Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 10.10.            Counterpart Originals.  . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 10.11.            Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 10.12.            No Adverse Interpretation of Other Agreements.  . . . . . . . . . . . . .   56

EXHIBIT A                 Form of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1
--------------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                             CROSS-REFERENCE TABLE

Trust Indenture Act Section                                                         Indenture Section
Section  310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
             (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
             (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.08; 7.10; 10.02
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
Section  311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
Section  312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.05
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.03
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.03
Section  313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
             (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06; 10.02
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
Section  314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.13; 10.02
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.04
             (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.04
             (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.05
             (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
Section  315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(b)
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05; 10.02
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(a)
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(c)
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.11

Trust Indenture Act Section                                                          Indenture Section
---------------------------                                                          ------------------
Section  316(a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.09
             (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.05
             (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.02; 6.04
             (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.07

             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
Section  317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.08
             (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.09
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.04
Section  318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.01
--------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                 AMENDED AND RESTATED INDENTURE, dated as of December 12, 1994 between SCHULLER INTERNATIONAL GROUP, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), amending and restating that certain indenture, dated as of September 22, 1994, between the Company and the Trustee.

                 Intending to be legally bound hereby, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 10 7/8% Senior Notes due 2004 issued hereunder.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                 SECTION 1.01.    Definitions.

                 "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agent" means any Registrar, Paying Agent or co-Registrar. See Section 2.03.

                 "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) of (i) shares of capital stock of a Subsidiary (other than directors' qualifying shares) or (ii) property or assets of the Company or any Restricted Subsidiary; provided, however, that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of capital stock of any Unrestricted Subsidiary, (b) any sale, transfer or other disposition of shares of capital stock, property or assets by a Restricted Subsidiary to the Company or to a wholly-owned Restricted Subsidiary, (c) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business (including, without limitation, sales of receivables under working capital facilities), (d) sales, transfers and other dispositions of property or assets of the Company and its Restricted Subsidiaries outside the ordinary course of business with a fair market value of less than $50 million in the aggregate in any consecutive four fiscal quarters, (e) any sale, transfer or other disposition of property or assets of the Company and its Restricted Subsidiaries to one or more wholly-owned Restricted Subsidiaries in connection with a transaction of the type contemplated by Section 5.01(b) or (f) any sale, transfer or other disposition of shares of capital stock of Schuller International Canada Inc. to any wholly-owned Restricted Subsidiary. Notwithstanding the foregoing, an Asset Disposition shall include any sale, transfer or other disposition by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary of the shares, property or assets referred to in clauses (i) and (ii) above.

                 "Board of Directors" means the Board of Directors of the Company or any authorized committee of that Board.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, resolution or executive order to close.

                 "Capital Lease Obligation" of any Person means any obligation under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

                 "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person other than a corporation.

                 "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act), other than Manville or the Trust or any Affiliate of Manville or the Trust, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the outstanding Voting Stock of the Company; or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with (A) any new directors whose election by the Board of Directors of the Company or whose nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, and (B) any new directors designated for election or whose election to the Board of Directors of the Company was approved by Manville or the Trust or any Affiliate of Manville or the Trust) cease for any reason to constitute a majority of the directors then in office.

                 "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                 "Consolidated Amortization Expense" means, for any period, the amortization expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Cash Flow Available for Interest Expense" means, for any period, (a) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Income Tax Expense, (iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense, (vi) cash proceeds received from roofing guaranties made by the Company or a Restricted Subsidiary net of claims and expenses paid with respect thereto (without duplication of any amount included in Consolidated Net Income), and (vii) other non-cash items reducing Consolidated Net Income, minus
(b) non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

                 "Consolidated Depreciation Expense" means, for any period, the depreciation expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Income Tax Expense" means, for any period, the aggregate of the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated Cash Flow Available for Interest Expense plus one-third of Consolidated Rental Expense to (ii) Consolidated Interest Expense plus one-third of Consolidated Rental Expense.

                 "Consolidated Interest Expense" means, for any period, the interest expense (including the interest component of all Capital Lease Obligations and the earned discount or yield with respect to a sale of receivables constituting Indebtedness) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus the aggregate amount of Preferred Dividends recognized by the Company and its Restricted Subsidiaries, whether or not declared during such period.

                 "Consolidated Net Assets" means, with respect to the Company and its Restricted Subsidiaries, as at any date, the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and any current portion of long-term debt) and (ii) appropriate adjustments on account of minority interests of other Persons holding shares of Restricted Subsidiaries, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with GAAP.

                 "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom: (i) the net income (or loss) of any Person which is not a Restricted Subsidiary, except (A) to the extent of the amount of dividends or other distributions actually received in cash or tangible property or tangible assets (such property or assets to be valued at their fair market value, net of any obligations secured thereby) by the Company or any of its Restricted Subsidiaries from such Person during such period (subject, in the case of any dividend or distribution received by a Restricted Subsidiary, to the limitations imposed by clause (iii) below) and (B) without duplication of any amount otherwise included in Consolidated Net

Income, cash realized by the Company or any of its Restricted Subsidiaries (subject, in the case of a Restricted Subsidiary, to the limitations imposed by clause (iii) below) during such period on account of dividends or distributions paid in other than cash or tangible property, (ii) except to the extent includible pursuant to the foregoing clause (i), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries or the Person's property or assets are acquired by the Company or any of its Restricted Subsidiaries, (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (iv) the excess (but not the deficit), if any, of (x) any gain which must be treated as an extraordinary item under GAAP or gain realized upon the sale or other disposition of any asset that is not sold in the ordinary course of business or of any capital stock of a Restricted Subsidiary over (y) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any asset that is not sold in the ordinary course of business or of any capital stock of a Restricted Subsidiary, (v) the recognition of the cumulative effect of changes in accounting principles and (vi) any gain or loss that would occur as the result of a settlement or curtailment of defined benefit pension plans in accordance with GAAP.

                 "Consolidated Net Worth" means the amount which at any date of determination, in accordance with GAAP, would be set forth under the caption "stockholders' equity" (or any like caption) on the consolidated balance sheet of the Company and its Restricted Subsidiaries, exclusive of amounts attributable to Redeemable Stock.

                 "Consolidated Rental Expense" means, for any period, the aggregate of the rental expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice to the Company.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Demand Note" means the note, dated September 22, 1994, issued by the Company to Manville in the principal amount of $25 million.

                 "Domestic Restricted Subsidiary" means a Restricted Subsidiary whose jurisdiction of incorporation is within the United States.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 "Excluded Tax Attributes" means any tax attribute of SII, including, without limitation, (i) any deduction arising as the result of payments made or to be made by Manville or the Trust and (ii) any item described in or governed by Section 381 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto.

                 "Foreign Restricted Subsidiary" means a Restricted Subsidiary whose jurisdiction of incorporation is outside the United States.

                 "Foreign Subsidiary" means a Subsidiary whose jurisdiction of incorporation is outside the United States.

                 "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the books of the Registrar or any co-Registrar.

                 "Indebtedness" means, with respect to any Person and without duplication:

                 (a) any liability of such Person (1) for borrowed money, or (2) for any letter of credit for the account of such Person supporting other obligations of such Person included in this definition, or (3) evidenced by a bond, note, debenture or similar instrument (including any purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (4) for the payment of money relating to a Capital Lease Obligation;

                 (b) all Redeemable Stock issued by such Person (the amount of the Indebtedness represented by any Redeemable Stock shall equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

                 (c) if such Person is a Subsidiary, all Preferred Stock issued by such Subsidiary (the amount of Indebtedness represented by any such Preferred Stock shall equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

                 (d) any liability of others described in the preceding clauses (a), (b) or (c) that the Person has guaranteed or that is otherwise its legal liability; and

                 (e) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a), (b), (c) and (d) above.

For purposes of determining any particular amount of Indebtedness under this definition, (x) guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount and (y) any premium, interest, penalties, reimbursement or indemnification amounts, fees or expenses with respect to any Indebtedness shall not be included, provided that in determining compliance with Section 4.17, clause (x) of this sentence shall not be given effect (other than with respect to Indebtedness of a Restricted Subsidiary if otherwise included as Indebtedness of the Restricted Subsidiaries). For the purpose of determining compliance with Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses or more than one of the clauses of the definition of "Permitted Indebtedness," the Company, in its sole discretion, shall not be required to include the amount and type of such Indebtedness in more than one of such clauses, and the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                 "Indenture" means this Amended and Restated Indenture as amended or supplemented from time to time.

                 "Intercompany Agreement" means the Intercompany Agreement, dated as of September 22, 1994, between the Company and Manville.

                 "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                 "Lien" means any mortgage, charge, pledge, lien, privilege, security interest or other encumbrance upon or with respect to any property of any kind of the Company or any of its Restricted Subsidiaries, real or personal, movable or immovable, now owned or hereafter acquired.

                 "Manville" means Manville Corporation, a Delaware corporation.

                 "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities shall mature.

                 "Net Cash Proceeds" means, with respect to any Person, the proceeds received in cash or cash equivalents (including any cash received by way of deferred payment, monetization of a note or receivable or otherwise, but only as and when received and excluding the portion of any such deferred payment which in accordance with GAAP constitutes interest) by such Person from any Asset Disposition, net of (i) the direct costs relating to such Asset Disposition (including, without limitation, legal, accounting and investment banking fees and sale commissions), (ii) taxes paid or payable, whether directly or under the Tax Sharing Agreement (including, without limitation, income taxes reasonably estimated to be actually payable as a result of such Asset Disposition within two years of the date thereof) and (iii) any reserve for adjustment of the sale price of such property, or other post closing adjustments, established in accordance with GAAP.

                 "Obligations" means any principal, premiums, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

                 "Officer" means the Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

                 "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 10.04 and 10.05, provided that one of such Officers shall be the principal executive, financial or accounting officer of the Company.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                 "Payment Restriction" has the meaning set forth under Section 4.18.

                 "Permitted Acquired Indebtedness" means (a) Indebtedness of any Person (which may be assumed or guaranteed by, or may otherwise become the legal liability of, the Company or any Restricted Subsidiary with or into which such Person is merged or consolidated) existing at the time such Person becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or one of its Restricted Subsidiaries, so long as such Indebtedness was not created in anticipation of or as a result of such Person becoming a Restricted Subsidiary or of such merger or consolidation, (b) Indebtedness of any Person to which any property or assets acquired by the Company or any Restricted Subsidiary as part of the acquisition of all or part of the business operations of such Person were subject, existing at the time of, and which continue to be subject immediately after, the acquisition thereof so long as such Indebtedness was not created in anticipation of such acquisition, and (c) any Indebtedness to the extent exchanged for, or the net proceeds of which are used to refinance, redeem or defease Indebtedness described in (a) or (b) above (or any extension, renewal or refinancing thereof), or to finance any costs incurred in connection with such exchange, refinancing, redemption or defeasance, provided, however, that the proceeds of such Indebtedness shall be used to so refinance, redeem or defease the Indebtedness within 24 months of the incurrence of such subsequent Indebtedness.

                 "Permitted Indebtedness" means:

                 (a) Indebtedness of the Company or of any Restricted Subsidiary outstanding on September 22, 1994 as in effect on such date, including, without limitation, the

         Demand Note, but excluding any Indebtedness that is covered by clause
         (d) of this definition;

                 (b)      the Securities;

                 (c) Indebtedness with respect to obligations of the Company or any of its Restricted Subsidiaries incurred in connection with a Sale and Leaseback Transaction in compliance with the provisions of Section 4.16;

                 (d) Indebtedness of the Company to any Restricted Subsidiary or of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as held by the Company or a Restricted Subsidiary;

                 (e) additional Indebtedness of the Company and Restricted Subsidiaries for working capital purposes (including financing arrangements involving the sale of receivables) in an aggregate principal amount (including, in the case of receivables financing arrangements, the proceeds obtained from such arrangements with respect to receivables that remain uncollected) at any one time outstanding not to exceed $125 million and any renewal, extension, substitution, refinancing or replacement thereof;

                 (f) any renewals, extensions, substitutions, refinancings or replacements (herein, a "refinancing" with "refinance" and "refinanced" having correlative meanings) of any Indebtedness incurred pursuant to clause (1) of Section 4.17, clause (2) of Section 4.04 or clause (a) or (b) of this "Permitted Indebtedness" definition (in each case assuming all available amounts were borrowed), including any successive refinancings so long as in each case (i) the aggregate amount of new Indebtedness does not exceed the sum of the amount of Indebtedness refinanced, the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company or a Restricted Subsidiary in connection with such refinancing, (ii) the average life and the date such Indebtedness is scheduled to mature is not shortened, (iii) the new Indebtedness is not senior in right of payment to the Indebtedness that is being refinanced and is subordinated to the Securities at least to the same extent and in the same manner as the Indebtedness that is being refinanced, (iv) if the Indebtedness being refinanced was incurred by the Company, then the new Indebtedness shall be incurred by the Company and (v) if the Indebtedness being refinanced was incurred by a Restricted Subsidiary, then the new Indebtedness shall be incurred by a Restricted Subsidiary or by the Company;

                 (g) Indebtedness of the Company or of any Restricted Subsidiary in respect of trade letters of credit, accommodation guarantees for the benefit of trade creditors of Restricted Subsidiaries, standby letters of credit, performance bonds and surety bonds, in each case, incurred in the ordinary course of business, but excluding any such instruments that are equivalent to or issued in support of any other obligation included in the definition of "Indebtedness;"

                 (h) Indebtedness of the Company or any Restricted Subsidiary represented by industrial revenue or development bonds (including, without limitation, bonds incurred to finance capacity expansion at the Company's McPherson, Kansas facility), provided that the aggregate amount of Indebtedness incurred in reliance upon the exception of this clause (h) shall not exceed at any one time an aggregate principal amount outstanding of $75 million;

                 (i) Permitted Acquired Indebtedness, provided that after giving effect on a pro forma basis to the incurrence of such Permitted Acquired Indebtedness the Company could incur at least one additional dollar of Indebtedness (not constituting Permitted Indebtedness) under clause (2) of Section 4.04;

                 (j) Indebtedness of the Company or of any Restricted Subsidiary to guarantee Indebtedness of IACP, Inc. and its subsidiaries in an aggregate principal amount not to exceed $10 million at any one time outstanding;

                 (k)      in addition to that described in clauses (a) through
         (j) of this definition of "Permitted Indebtedness," Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any one time outstanding not to exceed $25 million; and

                 (l) any indemnity agreement or arrangement by the Restricted Subsidiary referred to in clause (i) of Section 5.01(b) in favor of the Company for its joint liability in respect of the principal of, premium, if any, on and interest on the Securities described in the proviso of the first sentence of Section 5.02.

                 "Permitted Investments" means (i) U.S. Treasury and agency securities, (ii) commercial paper rated the equivalent of P-1 or better at the time of purchase by one or more nationally recognized statistical rating organizations ("NRSROs"), (iii) bankers' acceptances issued by banks having a long-term debt rating of A or better at the time of purchase by one or more NRSROs, (iv) negotiable certificates of deposit, time deposits and Eurodollar time deposits of banks having a long-term debt rating of A or better at the time of deposit by one or more NRSROs, (v) repurchase agreements with banks or government securities dealers having a long-term debt rating of A or better at the time of the transaction by one or more NRSROs, (vi) master notes placed by issuers having a long-term debt rating of A or better at the time of purchase by one or more NRSROs, (vii) floating rate notes and medium-term notes rated the equivalent of A or better at the time of purchase by one or more NRSROs,
(viii) deposit notes issued by banks having a long-term debt rating of A or better at the time of purchase by one or more NRSROs, (ix) short-term tax-exempt notes rated the equivalent of SP-1 or better at the time of purchase by one or more NRSROs, (x) taxable and non-taxable money market funds that invest principally in instruments identified in clauses (i) through (ix) above,
(xi) corporate bonds rated the equivalent of A or better at the time of purchase by one or more NRSROs, (xii) municipal bonds rated the equivalent of AA or better at the time of purchase by one or more NRSROs, (xiii) mortgage-backed and asset-backed securities that are AAA rated at the time of purchase by one or more

NRSROs, (xiv) exchange-traded fixed income options and futures, (xv) other fixed income securities then commonly used by major U.S. industrial corporations for managing corporate investments and approved by the Board of Directors, (xvi) funds invested with external money managers having at least $100,000,000 in assets under management, (xvii) short and intermediate-term taxable and non-taxable bond funds that invest principally in securities otherwise permitted pursuant to the foregoing clauses of this definition other than clauses (xiv), (xv) and (xvi) above, and (xviii) funds invested at the foreign subsidiary or affiliate level having characteristics comparable to the U.S. guidelines above; provided, however, that in no case shall more than 30% of the aggregate amount of Permitted Investments at any one time outstanding be invested in obligations of any single issuer or debtor other than pursuant to clauses (i), (x) and (xvii) above; and provided, further, that in no case shall the aggregate principal amount of Permitted Investments made pursuant to clauses (xiv), (xv), (xvi) and (xviii) exceed (X) $20 million in the aggregate at any one time outstanding for the Company and its Restricted Subsidiaries (excluding Rocky Mountain International Insurance Ltd.) or (Y) $13 million in the aggregate at any one time outstanding for Rocky Mountain International Insurance Ltd.


                 "Permitted Liens" means, as of any particular time, any one or more of the following:

                 (a) Liens for taxes, rates and assessments not yet due or, if due, the validity of which is being contested diligently and in good faith by the Company or any of its Subsidiaries; and Liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid;

                 (b) the Lien of any judgment rendered which is being contested diligently and in good faith by the Company or any of its Subsidiaries and which does not have a material adverse effect on the ability of the Company and its Subsidiaries to operate their business or operations;

                 (c) other than in connection with Indebtedness, any Lien arising in the ordinary course of business, such as (i) Liens to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments or contracts (other than for the payment of money), or to secure public or statutory obligations of the Company or any Subsidiary or to secure surety or appeal bonds to which the Company or any Subsidiary is a party and (ii) any Lien imposed by law dealing with materialmen's, mechanics', workmen's, repairmen's, warehousemen's, landlords', vendors', or carriers' liens created by law, or deposits or pledges;

                 (d) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges which shall not in the aggregate materially adversely impair the use of the subject property by the Company or a Subsidiary as such property is used as of September 22, 1994 or in respect to which the Company or any of its Subsidiaries has made satisfactory arrangements for relocation so that such use shall not in the aggregate be materially and adversely impaired;

                 (e) zoning and building by-laws and ordinances, municipal by-laws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by the Company or a Subsidiary as such property is used as of September 22, 1994;

                 (f) Liens securing purchase money obligations incurred in compliance with the provisions of this Indenture, limited to the property acquired in the transaction in which the purchase money obligation was incurred;

                 (g) any other Lien existing on September 22, 1994 as in effect on such date;

                 (h) Liens on assets acquired by the Company or any Subsidiary after September 22, 1994, whether by acquisition of shares, assets or otherwise, provided that such Lien existed on the date such asset was acquired and was not incurred in anticipation of such acquisition and such Lien does not extend to or cover any other property or assets of the Company or of its Subsidiaries;

                 (i) any interest in or title of a lessor to any property subject to any Capital Lease Obligation or operating lease which, in each case, is permitted under this Indenture;

                 (j) Liens incurred in connection with Indebtedness represented by industrial revenue or development bonds permitted under clause (h) of the definition of "Permitted Indebtedness;"

                 (k) Liens on inventory or receivables securing any working capital financings permitted under clause (e) of the definition of "Permitted Indebtedness;" or

                 (l) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (k) of this definition or the Indebtedness secured thereby, provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets, owned on September 22, 1994 or thereafter acquired, that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property or assets) and (2) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased.

                 "Permitted Payments" means:

                 (a) the payment of any dividend on share capital within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of this Indenture;

                 (b) the prepayment, repurchase, redemption or other acquisition or retirement of (i) any shares of any class of share capital of the Company or (ii) any Indebtedness that is subordinate to the Securities in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of, other shares of capital stock of the Company other than Redeemable Stock;

                 (c) the prepayment, repurchase, redemption or other acquisition or retirement of Indebtedness that is subordinate in right of payment to the Securities from the proceeds of a refinancing that complies with all of the conditions specified in clause (f) of the definition of "Permitted Indebtedness;" and

                 (d) payments pursuant to the Intercompany Agreement, the Treasury Management Agreement, the Tax Sharing Agreement and the Demand Note, in each case on terms not less favorable to the Company or the relevant Subsidiary than those in effect on September 22, 1994;

provided, that in the case of clause (a), no Default or Event of Default shall have occurred and be continuing at the date of such payment.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                 "Preferred Dividend" means, for any dividend payable by a Person with regard to Redeemable Stock issued by it and, if such Person is a Subsidiary, Preferred Stock issued by such Subsidiary (other than to the Company or a wholly-owned Restricted Subsidiary), the quotient of the dividend divided by the difference between one and the maximum statutory Federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

                 "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether outstanding on or issued after September 22, 1994, and includes, without limitation, all classes and series of preferred or preference stock.

                 "Public Equity Offering" means an underwritten primary public offering of capital stock (other than Redeemable Stock) of the Company pursuant to an effective registration statement under the Securities Act.

                 "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the

Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                 "Rating Agencies" means (i) Standard & Poor's Corporation and its successors ("S&P") and (ii) Moody's Investors Service, Inc. and its successors ("Moody's") or (iii) if S&P or Moody's or both are not making ratings of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

                 "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether a rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, shall constitute a decrease of one gradation).

                 "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

                 "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies): the rating of the Securities by either Rating Agency shall be decreased by (i) two or more gradations (including gradations within Rating Categories as well as between Rating Categories) from the rating by such Rating Agency in effect on the Rating Date, if the rating by such Rating Agency in effect on the Rating Date is one or more gradations higher than the rating by such Rating Agency in effect on December 12, 1994 or (ii) one gradation (including a gradation within a Rating Category as well as between Rating Categories) from the rating by such Rating Agency in effect on the Rating Date, if the rating by such Rating Agency in effect on the Rating Date is equal to or lower than the rating by such Rating Agency in effect on December 12, 1994; unless, after the decrease referred to in either clause (i) or (ii), the Securities continue to be rated in one of the four highest Rating Categories used by such Rating Agency.

                 "Redeemable Stock" means any class or series of share capital that by its terms or otherwise is required to be redeemed, in whole or in part, prior to the Stated Maturity of the Securities, or is redeemable, in whole or in part, at the option of the holder thereof at any time prior to the Stated Maturity of the Securities.

                 "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                 "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A.

                 "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

                 "Rocky Mountain International Insurance Ltd." means the insurance Subsidiary whose principal business is the provision of insurance services to the Company and its Subsidiaries.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the 10 7/8% Senior Notes due 2004, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

                 "Senior Indebtedness" means, at any date, (i) all Indebtedness under the Securities, and all renewals, extensions, modifications, amendments or refundings thereof and (ii) other Indebtedness of the Company for borrowed money, unless the instrument under which such Indebtedness for borrowed money is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is junior or subordinate in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Senior Indebtedness shall not include Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any Indebtedness of the Company.

                 "SII" means Schuller International, Inc., a Delaware corporation, and a wholly-owned Subsidiary.

                 "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                 "subsidiary" means, with respect to any Person, (i) any corporation of which at least a majority in interest of the outstanding capital stock having by the terms thereof voting power under ordinary circumstances to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by such Person and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled or (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof, has at least a majority equity ownership interest.

                 "Subsidiary" means any subsidiary of the Company.

                 "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of January 1, 1994 between the Company and Manville.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on September 22, 1994 and the date the Indenture is qualified under such Act, except as provided in Section 9.03.

                 "Treasury Management Agreement" means the Treasury Management Agreement, dated as of September 22, 1994, between the Company and Manville.

                 "Trust" means the Manville Personal Injury Settlement Trust.

                 "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Unrestricted Subsidiary" means (i) all Subsidiaries of the Company organized under jurisdictions outside the United States and Canada,
(ii) IACP, Inc. and its subsidiaries, and (iii) any Subsidiary all of the capital stock or assets of which are first acquired by the Company or another Subsidiary after September 22, 1994 from any Person other than the Company or a Restricted Subsidiary and all of the Indebtedness of which is without recourse to the Company or any other Restricted Subsidiary, which Subsidiary has not been designated a "Restricted Subsidiary" for purposes of this Indenture by the Company.

                 "United States" or "U.S." means the United States of America and its territories and possessions.

                 "Voting Stock" means, with respect to any Person, securities of any class or classes of capital stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

                 SECTION 1.02.    Other Definitions.

        Term                                                            Defined in Section
        ----                                                            ------------------
        "Asset Disposition Offer"                                              4.06
        "Asset Disposition Offer Amount"                                       4.06
        "Asset Disposition Payment Date"                                       4.06
        "Bankruptcy Law"                                                       6.01
        "Change of Control Offer"                                              4.15
        "Change of Control Payment Date"                                       4.15
        "Change of Control Purchase Price"                                     4.15
        "Custodian"                                                            6.01
        "Event of Default"                                                     6.01
        "Paying Agent"                                                         2.03
        "Registrar"                                                            2.03
        "Restricted Investment"                                                4.19
        "Restricted Payment"                                                   4.07
        "Sale and Leaseback Transaction"                                       4.16
        "United States Government Obligations"                                 8.01


                 SECTION 1.03.    Incorporation by Reference of Trust Indenture
Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                 SECTION 1.04.    Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

                 SECTION 2.01.    Form and Dating.

                 The Securities and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Any notations, legends or endorsements not contained in the form of Security contained in Exhibit A shall be delivered in writing to the Trustee. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture.

                 SECTION 2.02.    Execution and Authentication.

                 Two Officers shall sign the Securities for the Company by, at the option of the Company, manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $400,000,000 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $400,000,000 except as provided in Section 2.07.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities other than upon original issuance. The Company shall pay all fees payable to the authenticating agent. Any authenticating agent appointed hereunder shall be entitled to the benefits of
Section 7.07. Unless limited by the terms of such appointment, any authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliates as provided in Section 7.03.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. Interest shall be payable semiannually.

                 SECTION 2.03.    Registrar and Paying Agent.

                 The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of
Section 7.07.

                 The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act or to appoint an Affiliate of the Company to act as Registrar or Paying Agent.

                 SECTION 2.04.    Paying Agent to Hold Money in Trust.

                 The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                 SECTION 2.05.    Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                 SECTION 2.06.    Transfer and Exchange.

                 When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The date of any Security issued pursuant to this Section 2.06 shall be the date of such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange, but the Company may require from the Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.06 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

                 SECTION 2.07.    Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. An indemnity bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced may be required by the Trustee or the Company. The Company and the Trustee each may charge such Holder for its expenses in replacing such Security.

                 Every replacement Security is an additional obligation of the Company.

                 SECTION 2.08.    Outstanding Securities.

                 Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date or Maturity Date money designated for and sufficient to pay the principal of, premium, if any, on and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                 SECTION 2.09.    Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

                 The Trustee may require an Officers' Certificate listing securities owned by the Company or its Affiliates.

                 SECTION 2.10.    Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

                 SECTION 2.11.    Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace, or reissue or resell, Securities which the Company has redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee by the Company for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to, destroy all cancelled Securities.

                 SECTION 2.12.    Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01, to the Persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Securityholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

                 SECTION 2.13.    CUSIP Numbers.

                 The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                 ARTICLE THREE

                                   REDEMPTION

                 SECTION 3.01.    Notices to Trustee.

                 If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                 The Company shall give the notice provided for in this Section at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein.

                 SECTION 3.02.    Selection of Securities To Be Redeemed.

                 If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed by any method that complies with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, at the discretion of the Trustee, or, if the Securities are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


                 SECTION 3.03.    Notice of Redemption.

                 At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder at his or her registered address whose Securities are to be redeemed.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the CUSIP number;

                 (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                 (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (6) that, unless the Company defaults in making the redemption payment, interest on Securities or portions thereof called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                 (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof shall be issued.

                 At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

                 SECTION 3.04.    Effect of Notice of Redemption.

                 Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 SECTION 3.05.    Deposit of Redemption Price.

                 At least one Business Day before the redemption date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is the Paying Agent, shall, on or before the redemption date, segregate and hold in trust) money designated for and sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date other than Securities or portions thereof called for redemption on the redemption date which have been delivered by the Company to the Trustee for cancellation.

                 SECTION 3.06.    Securities Redeemed in Part.

                 Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

                 SECTION 4.01.    Payment of Securities.

                 The Company shall pay the principal of, premium, if any, on and interest on the Securities in the manner provided in the Securities. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the

Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full.

                 The Company shall pay interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay interest on overdue installments of premium, if any, or interest at the same rate per annum borne by the Securities, to the extent lawful.

                 SECTION 4.02.    Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 SECTION 4.03.    Limitation on Transactions with Affiliates.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any loan, advance, guaranty or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or asset from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate (other than between the Company and a wholly-owned Restricted Subsidiary or between wholly-owned Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or the relevant Subsidiary, as the case may be, than those that reasonably could have been obtained in a comparable transaction on an arm's length basis from a Person that is not such an Affiliate, and (ii) (a) with respect to a transaction or series of transactions with a fair market value of $5 million or more and less than $10 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above or (b) with respect to a transaction or series of transactions with a fair market value of $10 million or more, (1) the transaction or series of transactions is approved by a majority of the Board of Directors of the Company (including a majority of the directors, if any, who are not officers or employees of, or otherwise interested in, the Company (except as directors) or officers, employees or directors of, or otherwise interested in, such Affiliate) or (2) the Company or such Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Subsidiary from a financial point of view; provided, however, that with respect to any transaction or series of transactions that constitutes a Restricted Investment but is permitted by Section 4.19, delivery of the Officers' Certificate referred to in clause (a) above shall only be required if the fair market value of such transaction or series of transactions is $10 million or more and less than $20 million, and approval by the Board of Directors or delivery of the opinion of a nationally recognized investment banking firm as described in clause (b) above shall only be required if the fair market value of such transaction or series of transactions is $20 million or more. Notwithstanding the foregoing, this restriction shall not apply to
(i) payments pursuant to the Demand Note, the Intercompany Agreement, the Treasury Management Agreement or the Tax Sharing Agreement, in each case on terms not less favorable to the Company or the relevant Subsidiary than those as in effect on September 22, 1994; (ii) the payment of reasonable and customary regular fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries; (iii) Restricted Payments permitted by Section 4.07; (iv) payments pursuant to the Securities or this Indenture and (v) transactions with Unrestricted Subsidiaries entered into in the ordinary course of business consistent with prior practices; provided, that the aggregate fair market value of all transactions described in and permitted only by clause (v) of this Section 4.03 (excluding transactions with IACP, Inc. and its subsidiaries) in any period of four consecutive fiscal quarters does not exceed $10 million.

                 SECTION 4.04.    Limitation on Indebtedness.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries (or any entity that shall become a Restricted Subsidiary in a transaction in connection with which such Indebtedness is incurred, created, assumed or guaranteed) to, incur, assume, create, guarantee or in any other manner become directly or indirectly liable (including in a transaction permitted by Section 5.01) with respect to or responsible for the payment of any Indebtedness, except:

                 (1)      Permitted Indebtedness; and

                 (2) Indebtedness of the Company or of any Restricted Subsidiary if at the time thereof and after giving effect thereto the Consolidated Interest Coverage Ratio of the Company, on a pro forma basis for the four most recent quarters (for which financial information has been published, or is filed with the SEC, or would be required to be filed with the SEC if the Company's common stock had been registered under Section 12 of the Exchange Act since the beginning of such four-quarter period), taken as a whole (giving effect to such Indebtedness and the application of the proceeds therefrom, and assuming that such Indebtedness had been incurred, created, assumed or guaranteed on the first day of such four-quarter period) would be greater than 2.25 to 1 for Indebtedness incurred, created, assumed or guaranteed on or prior to September 30, 1996 and 2.50 to 1 for Indebtedness incurred, created, assumed or guaranteed thereafter.

                 SECTION 4.05.    Limitation on Liens.

                 The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind upon any of their respective assets or properties, now owned or hereafter acquired, without making effective provision whereby all of the Securities shall be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien for so long as such liability or obligation is secured by such Lien, except (i) Permitted Liens and (ii) Liens securing an aggregate principal amount of Indebtedness at any one time outstanding which, when taken together with (a) Indebtedness that would be outstanding with respect to Sale and Leaseback Transactions if all Sale and Leaseback Transactions entered into by the Company and its Restricted Subsidiaries after September 22, 1994 had been structured as mortgage loans (other than Sale and Leaseback Transactions permitted by clause (iii) of Section 4.16) plus (b) all Indebtedness then outstanding of Restricted Subsidiaries permitted only by clause (1) of Section 4.17, would not exceed 10% of Consolidated Net Assets.

                 SECTION 4.06.    Limitation on Asset Dispositions.

                 The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (A) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or otherwise disposed of (which shall be determined in good faith and (x) in the case of dispositions of assets having a fair market value of $50 million or more, by the Board of Directors of the Company, whose reasonable determination shall be conclusive and evidenced by a resolution of the Board of Directors, or (y) in the case of dispositions of assets having a fair market value of less than $50 million but more than $25 million, by an Officer, whose reasonable determination shall be conclusive and evidenced by an Officers' Certificate) and at least 75% of the gross proceeds from such Asset Disposition consists of cash or cash equivalents (other than with respect to an Asset Disposition consisting solely of an exchange of assets pursuant to which the Company or any Restricted Subsidiary receives assets to be used in the ordinary course of business of the Company and its Restricted Subsidiaries), and (B) the Company shall apply the aggregate Net Cash Proceeds received by the Company or any Restricted Subsidiary from all Asset Dispositions occurring subsequent to September 22, 1994 as follows: (a) to the payment within twelve months after such Asset Disposition of any Senior Indebtedness of the Company secured by a Lien on the assets that are the subject of such Asset Disposition if and to the extent required by the terms of such Senior Indebtedness or, if the Asset Disposition relates to assets of a Restricted Subsidiary, to the payment within twelve months after such Asset Disposition of any Indebtedness of such Restricted Subsidiary secured by a Lien on the assets that are the subject of such Asset Disposition if and to the extent required by the terms of such Indebtedness, or (b) to replace the properties and assets that were the subject of such Asset Disposition with properties and assets that shall be used in the business of the Company and its Restricted Subsidiaries as conducted on September 22, 1994 or reasonably related thereto within twelve months after such Asset Disposition or, if such replacement is with respect to a project to be completed within a period greater than twelve months after such Asset Disposition, then within the period of time necessary to complete such project; provided, however, that (x) in the case of applications contemplated by clause (b), the Board of Directors has, within such twelve-month period, adopted in good faith a resolution committing such Net Cash Proceeds to such replacement and (y) if the amount of Net Cash Proceeds not applied, used or invested as set forth above in clauses (a) and (b) (the "Excess Proceeds") exceeds $50 million, the Company shall make an Asset Disposition Offer in accordance with and subject to the following provisions of this Section 4.06.

                 When the amount of Excess Proceeds exceeds $50 million, then the Company shall make an offer to purchase up to an aggregate principal amount (or accreted value, as the case may be) equal to such Excess Proceeds (the "Asset Disposition Offer Amount") of the Securities and all other Senior Indebtedness required by its terms to be prepaid with such Excess Proceeds, treating all such Indebtedness as a single class, at 100% of principal amount (or accreted value, as the case may be) plus accrued and unpaid interest to the Asset Disposition Payment Date (as defined below). If after being applied in accordance with the preceding sentence there remain Excess Proceeds, the Company may apply such Excess Proceeds to the general corporate purposes of the Company or any Restricted Subsidiary of the Company. An offer to purchase such Senior Indebtedness required to be made pursuant to this Section is an "Asset Disposition Offer" and the date on which the purchase of such Senior Indebtedness relating to any such Asset Disposition Offer is to be made is an "Asset Disposition Payment Date."

                 Notwithstanding the foregoing, to the extent the Company or any of its Restricted Subsidiaries receives securities or other non-cash property or assets as proceeds of an Asset Disposition, the Company shall not be required to make any application required by the preceding paragraph until it receives cash proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such non-cash property. Any amounts deferred pursuant to the preceding sentence shall be applied in accordance with the preceding paragraph when cash proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such non-cash property.

                 Notice of an Asset Disposition Offer shall be mailed on behalf of the Company by the Trustee to all Holders at their last registered addresses not less than 30 days nor more than 60 days before the Asset Disposition Payment Date, which shall be a date not more than 410 days after the Asset Disposition giving rise to such Asset Disposition Offer or not more than 60 days after the Excess Proceeds exceed $50 million, whichever is later. The Company shall provide the form of notice of an Asset Disposition Offer to the Trustee at least two Business Days prior to such date of mailing. The Asset Disposition Offer shall remain open from the time of the mailing of such notice until not more than five Business Days before the Asset Disposition Payment Date.

                 On the relevant Asset Disposition Payment Date, the Company shall accept for payment the Senior Indebtedness or portions thereof tendered to the Paying Agent (or such other agent or agents that the Company shall appoint) pursuant to the Asset Disposition Offer in an aggregate principal amount (or accreted value, as the case may be) equal to the Asset Disposition Offer Amount or such lesser amount of Senior Indebtedness as shall have been tendered, and the Company shall deposit with the Paying Agent (or such other agent or agents that the Company shall appoint) money sufficient to pay the purchase price of all Senior Indebtedness or portions thereof so accepted. If the aggregate principal amount and accreted value of Senior Indebtedness validly tendered in the relevant Asset Disposition Offer exceeds the Asset Disposition Offer Amount, the Company shall select the Senior Indebtedness to be purchased on a pro rata basis to the nearest $1,000 of principal amount (or accreted value, as the case may be). The Paying Agent (or such other agent or agents that the Company shall appoint) shall promptly mail or deliver to the Holders of the Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or make available for delivery to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities so surrendered. The Company shall publicly announce the results of the Asset Disposition Offer.

                 The Company shall not, and shall not permit any Subsidiary to, create, permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on September 22, 1994 as such Indebtedness may be refinanced from time to time, provided that such restrictions are not less favorable to the Holders of the Securities than those existing on September 22, 1994) that expressly or by its terms would materially impair the ability of the Company to make an Asset Disposition Offer or, if such Offer is made, to pay for the Securities tendered for purchase.

                 With respect to any Asset Disposition Offer, the Company shall comply with the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, if applicable.

                 SECTION 4.07.    Limitation on Restricted Payments.

                 The Company (a) shall not, directly or indirectly, declare or pay any dividend on, or make any distribution with respect to, any of its capital stock (other than dividends or distributions payable solely in shares of its capital stock or in options, warrants or other rights to purchase such capital stock, but excluding dividends or distributions payable in Redeemable Stock or in options, warrants or other rights to purchase Redeemable Stock) and
(b) shall not and shall not cause or permit any of its Restricted Subsidiaries to (i) purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or of any of its Affiliates or any options, warrants or other rights to acquire such capital stock unless all the proceeds thereof are paid to the Company or, in the case of a purchase or redemption by a Restricted Subsidiary, to the Company or to a wholly-owned Restricted Subsidiary, or (ii) prepay, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate in right of payment to the Securities (each of foregoing actions set forth in clauses (a) and (b) being referred to as a "Restricted Payment"), unless, at the time of such Restricted Payment and after giving effect thereto, (x) no Default or Event of Default shall have occurred and be continuing and (y) the aggregate amount of all Restricted Payments made after September 22, 1994 shall not exceed the sum of:
(a) 50% of the aggregate Consolidated Net Income (or, in the event Consolidated Net Income is a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis for the period (taken as one accounting period) beginning on July 1, 1994 and ending on the last day of the most recent fiscal quarter ending prior to the 30th day preceding the date of the proposed Restricted Payment (Consolidated Net Income to be calculated by deducting therefrom 100% of any negative cash charges or negative cash evaluations or adjustments not otherwise reflected in Consolidated Net Income during such period), (b) the aggregate net cash proceeds received on or after July 1, 1994 by the Company from the issuance or sale (other than to any of the Subsidiaries) of capital stock (other than Redeemable Stock) of the Company or warrants, options or other rights to purchase such capital stock (other than Redeemable Stock), (c) subject to the next succeeding sentence, 50% of the aggregate net cash proceeds received by the Company from the sale of all or part of Schuller GmbH (without duplication of any amount included in Consolidated Net Income), and (d) $100 million. In respect of any particular Restricted Payment, no amount shall be included under clause (c) of the immediately preceding sentence unless prior to such Restricted Payment the Company could otherwise have made a Restricted Payment under this Section 4.07.

                 Nothing in this Section shall limit or restrict the making of any Restricted Investment or any Permitted Payment, and if a Permitted Payment described in clause (b), (c) or (d) of the definition thereof is made from the proceeds of any sale of capital stock of the Company, such Permitted Payment, to the extent made with such proceeds, shall not be treated as a Restricted Payment for purposes of determining amounts available for other Restricted Payments pursuant to the preceding paragraph, provided that proceeds from such sale of capital stock shall not be included in the computation of aggregate net cash proceeds received from the sale of capital stock under the preceding paragraph. The aggregate of all Permitted Payments described in clause (a) of the definition thereof made since September 22, 1994 shall reduce the amounts available for other Restricted Payments pursuant to the preceding paragraph.

                 The amount of any Restricted Payment, if other than cash, shall be determined by the Board of Directors, whose reasonable determination shall be conclusive.

                 SECTION 4.08.    Corporate Existence.

                 Subject to Article 5, the Company shall or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and shall not be, adverse in any material respect to the Holders; provided further, however, that a determination of the Board of Directors of the Company shall not be required in the event of (i) a merger of one or more wholly-owned Restricted Subsidiaries with or into another wholly-owned Restricted Subsidiary or another Person, if the surviving Person is a wholly-owned Restricted Subsidiary organized under the laws of the United States or a State thereof or (ii) a merger of one or more wholly-owned Foreign Restricted Subsidiaries that are organized under the laws of the same jurisdiction with or into another wholly-owned Foreign Subsidiary or another Person, if the surviving Person is a wholly-owned Foreign Restricted Subsidiary organized under the laws of the same jurisdiction under which the Foreign Restricted Subsidiaries were organized prior to such merger.

                 SECTION 4.09.    Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

                 SECTION 4.10.    Notice of Defaults.

                 (1) In the event that any Indebtedness of the Company or any of the Restricted Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                 (2) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

                 SECTION 4.11.    Maintenance of Properties.

                 The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Restricted Subsidiaries) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not disadvantageous in any material respect to the Holders.

                 SECTION 4.12.    Compliance Certificate.

                 The Company shall deliver to the Trustee within 55 days after the end of each of the first three fiscal quarters and within 100 days after the close of each fiscal year of the Company an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal quarter. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section
4.12 shall be for the fiscal year ending December 31, 1994.

                 SECTION 4.13.    SEC Reports; Financial Statements.

                 So long as any Securities are outstanding and the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall (i) file with the Commission and, within 15 days after it files them with the Commission, file with the Trustee, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and (ii) mail or cause to be mailed any annual and quarterly report filed with the Commission pursuant to clause (i), within 15 days of such filing, to the Holders at their addresses as set forth in the register of the Securities. In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders, in each case, to the extent made available to stockholders of Manville, other than the Trust, or to the Company's stockholders, other than Manville, to be filed with the Trustee and shall cause such reports to stockholders so required to be furnished to the Trustee to be mailed, no later than the date such materials are mailed or made available to such stockholders of Manville or the Company, to the Holders at their addresses as set forth in the register of the Securities.

                 At any time that the Company is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall prepare, for the first three quarters of each fiscal year quarterly reports, and for each fiscal year an annual report, containing information (including, but not limited to, combined or consolidated financial statements which in the case of annual reports shall be audited) substantially equivalent to that required to be included in reports on Form 10-Q and on Form 10-K, respectively, under the Exchange Act. All financial statements shall be prepared in accordance with GAAP, except for changes with which the Company's independent public accountants concur and except that quarterly statements may be subject to year-end adjustments and shall be certified by the President, Senior Vice President of Finance or Treasurer of the Company, and, in the case of the annual financial statements, certified by the

Company's independent public accountants. The Company shall cause, at the Company's expense, a copy of the respective reports to be mailed to the Trustee and each of the Holders of the Securities within 55 days after the close of each of the first three quarters of each fiscal year and within 100 days after the close of each fiscal year to, in the case of the Trustee, the address set forth in Section 10.02 hereof or, in the case of each of the Holders, to such Holder's address as set forth in the register of the Securities maintained by the Registrar.

                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                 SECTION 4.14.    Waiver of Stay, Extension or Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, on or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                 SECTION 4.15.    Change of Control Offer.

                 (a) Within 30 days of the occurrence of a Change of Control Triggering Event, the Company shall notify the Trustee in writing of the occurrence of the Change of Control Triggering Event and make an offer to purchase (the "Change of Control Offer") all of the Securities at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Purchase Price") in accordance with the procedures set forth in subsection (b) of this Section 4.15.

                 (b) Within 30 days following the occurrence of a Change of Control Triggering Event, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at his or her address appearing in the register maintained by the Registrar, a notice stating: (a) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all of the Securities tendered shall be accepted for payment; (b) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed) (the "Change of Control Payment Date"); (c) that any

Securities not tendered shall continue to accrue interest; (d) that unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (e) that Holders accepting the offer to have their Securities purchased pursuant to a Change of Control Offer shall be required to surrender such Securities to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date; (f) that Holders shall be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his or her election to have such Securities purchased; (g) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, provided that each Security purchased and each such new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and (h) any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

                 (c) A third party may also make and consummate a Change of Control Offer in the manner and at the times and otherwise in compliance with this Section 4.15.

                 (d) The Company shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on September 22, 1994) that expressly or by its terms would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

                 (e) The Company shall comply with all applicable tender offer rules (including, without limitation, Rule 14e-1 under the Exchange Act) in the event that the payment option is triggered under the circumstances described herein.

                 SECTION 4.16.    Limitation on Sale and Leaseback Transactions.

                 The Company shall not enter into, renew or extend, or permit any Restricted Subsidiary to enter into, renew or extend, any transaction or series of related transactions pursuant to which the Company or any such Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or the resale against installment payments, of such property or asset to the seller or transferor ("Sale and Leaseback Transaction") except (i) a Sale and Leaseback Transaction that (A) when aggregated with the following clauses (I), (II) and (III) would not exceed 10% of Consolidated Net Assets: (I) all Indebtedness then outstanding secured by Liens permitted only by clause (ii) of Section 4.05, (II) all Indebtedness then outstanding of Restricted Subsidiaries permitted only by clause (1) under
Section 4.17 and (III) all other Indebtedness that would be outstanding with respect to Sale and Leaseback Transactions if all other Sale and Leaseback Transactions entered into by the Company and its Restricted Subsidiaries after September 22, 1994 had been structured as mortgage loans and (B) had such

Sale and Leaseback Transaction been structured as a mortgage loan rather than as a Sale and Leaseback Transaction, the Company would have been permitted to enter into pursuant to the terms of the Sections 4.04 and 4.05; (ii) a Sale and Leaseback Transaction entered into on or prior to September 22, 1994; and (iii) any transaction described in clause (h) of the definition of "Permitted Indebtedness."

                 SECTION 4.17.    Limitation on Restricted Subsidiary
                                  Indebtedness.

                 The Company shall not permit any Restricted Subsidiary to incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for the payment of any Indebtedness except: (1) Indebtedness which, when aggregated with (A) all Indebtedness then outstanding secured by Liens permitted only by clause (ii) of
Section 4.05, (B) all Indebtedness that would be outstanding with respect to Sale and Leaseback Transactions if all Sale and Leaseback Transactions entered into by the Company and its Restricted Subsidiaries after September 22, 1994 had been structured as mortgage loans (other than Sale and Leaseback Transactions permitted by clause (iii) of Section 4.16), and (C) all other Indebtedness of Restricted Subsidiaries incurred in compliance with this clause
(1), would not exceed 10% of Consolidated Net Assets and (2) Indebtedness described in clauses (a), (c), (d), (e), (f), (g), (h), (i), (j), (k) and (l) of the definition of "Permitted Indebtedness."

                 SECTION 4.18.    Limitation on Dividend and Other Payment
                                 Restrictions Affecting Restricted Subsidiaries.

                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its capital stock, (b) pay any Indebtedness owed to the Company or to any Restricted Subsidiary, (c) make loans or advances to the Company or to any Restricted Subsidiary or (d) transfer any of its property or assets to the Company or to any Restricted Subsidiary (any such encumbrance or restriction set forth in clause (a), (b), (c) or (d), a "Payment Restriction"), except (i) any consensual encumbrances or restrictions in financing agreements in effect as of September 22, 1994, (ii) any encumbrances or restrictions imposed by applicable laws or regulations, (iii) any consensual encumbrances or restrictions with respect to Indebtedness which do not expressly or by their terms preclude the payment of dividends or the making of investments, loans or advances to the Company and its Restricted Subsidiaries, (iv) any consensual encumbrances or restrictions of the type described in this Section 4.18 created by a Restricted Subsidiary, the sole business of which is to finance receivables of the Company and its other Restricted Subsidiaries, and contained in agreements relating to any receivables financing arrangement of such Restricted Subsidiary permitted by clause (e) of the definition of "Permitted Indebtedness," provided that the Company and such other Restricted Subsidiaries shall have received fair value in cash for any receivables transferred to such Restricted Subsidiary, and (v) any consensual encumbrances or restrictions of the type described in this Section 4.18 contained in agreements refinancing any of the agreements described in clause (i) that are not more restrictive than those contained in the agreements being refinanced.

                 SECTION 4.19.    Limitation on Certain Investments.

                 The Company shall not, and shall not cause or permit any Restricted Subsidiary to, make, directly or indirectly, any advance, loan or capital contribution to, purchase any shares, bonds, notes, debentures or other securities of, acquire, by purchase or otherwise, all or a substantial part of the business or assets or shares or other evidence of beneficial ownership of, or, directly or indirectly, make any investment in or guarantee any Indebtedness of, any Person (other than a Permitted Investment) (each, a "Restricted Investment") unless, at the time of such proposed Restricted Investment and immediately after giving effect thereto, (1) the aggregate amount of all Restricted Investments then owned or outstanding that were made after September 22, 1994 shall not exceed 7.5% of Consolidated Net Assets as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries prior to such proposed Restricted Investment; (2) no Default or Event of Default shall have occurred or be continuing; and (3) the Company could incur at least one additional dollar of Indebtedness (not constituting Permitted Indebtedness) under clause (2) of Section 4.04; provided, however, if the Restricted Investment is made for the purposes of supporting any investment previously made by the Company or any Restricted Subsidiary in any Unrestricted Subsidiary or business, then the requirement of clause (3) shall not apply to such Restricted Investment, if, after giving effect thereto, the aggregate of all such Restricted Investments then owned or outstanding and made under this proviso shall not exceed $10 million. For purposes of this Section 4.19 only, "Person" does not include (i) any direct or indirect wholly-owned Restricted Subsidiary that is not subject to a Payment Restriction or (ii) any Person that would become such a Restricted Subsidiary that is not subject to a Payment Restriction after giving effect to such proposed Restricted Investment.

                 SECTION 4.20.    Limitation on Sale or Issuance
                                  of Stock of Restricted Subsidiaries.

                 The Company shall not sell, and shall not permit any Restricted Subsidiary to issue or sell, directly or indirectly, less than 100% of the capital stock of a Restricted Subsidiary (other than to the Company or a wholly-owned Restricted Subsidiary) together with all securities convertible into or exchangeable into, or options, warrants, rights or any other interest with respect to, such capital stock. Any issuance or sale permitted hereunder shall be treated as an "Asset Disposition" for purposes of Section 4.06.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

                 SECTION 5.01. Restriction on Mergers and Consolidations and Sales of Assets.

                 (a) The Company shall not consolidate with, or merge with or into, any other Person (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any other Person or group of affiliated Persons, in one transaction or a series of related transactions, unless:

                          (1) either the Company shall be the surviving Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or each member of the group of affiliated Persons) to which all or substantially all the properties and assets of the Company are sold, assigned, transferred or leased is a corporation organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by indentures supplemental to this Indenture, all the obligations of the Company under the Securities and this Indenture;

                          (2) immediately before and after giving effect to such transaction, no Event of Default and no Default with respect to the Securities shall have occurred and be continuing;

                          (3) immediately after giving effect to such transaction on a pro forma basis, but prior to any purchase accounting adjustments resulting from the transaction, the Consolidated Net Worth of the Person surviving such merger or formed by such consolidation or the Person (or group of affiliated Persons) to which such sale, assignment, transfer or lease is made, treating such entity, if not the Company, as the Company for purposes of determining Consolidated Net Worth, shall be at least equal to the Consolidated Net Worth of the Company immediately before such transaction;

                          (4) immediately after giving effect to such transaction on a pro forma basis, the Person surviving such merger or formed by such consolidation or the Person (or group of affiliated Persons) to which such sale, assignment, transfer or lease is made, treating such entity, if not the Company, as the Company for purposes of making such determination, would be permitted to incur an additional dollar of Indebtedness (not constituting Permitted Indebtedness) under clause (2) of Section 4.04; and

                          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and such supplemental indenture comply with this Indenture.

                 (b) Notwithstanding the foregoing Section 5.01(a) and any other provision of this Indenture, the Company and any one or more of its Restricted Subsidiaries may sell, assign, transfer or otherwise dispose of all or substantially all of their properties and assets as an entirety or substantially as an entirety (excluding, at the option of the Company, Excluded Tax Attributes and the Capital Stock of SII), directly or indirectly, through one or more transactions, to one or more Restricted Subsidiaries, provided that
(i) one Restricted Subsidiary formed for the sole purpose of consummating such transaction or transactions that is a corporation organized under the laws of the United States or any State thereof or the District of Columbia, and that has less than $1,000 in assets and has not transacted any business or operations prior to such transaction or transactions (other than in connection with its organization), (1) directly or indirectly owns, holds or controls all or substantially all of such properties and assets so sold, assigned, transferred or disposed of (which properties and assets shall include all properties and assets necessary to operate the business of the Company and its Restricted Subsidiaries as existing immediately prior to such transaction or transactions), at least to the same extent as such properties and assets were owned, held or controlled immediately prior to such transaction or transactions and (2) expressly assumes, by an indenture supplemental to this Indenture, all the obligations of the Company under the Securities and this Indenture; (ii) immediately before and after giving effect to such transaction or transactions, no Event of Default and no Default with respect to the Securities shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or disposition and such supplemental indenture comply with this Indenture.

                 (c) If, upon any consolidation or merger, or upon any sale, assignment, transfer, lease or disposition, as provided in Sections 5.01(a) and (b), any material property of the Company or any Restricted Subsidiary or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary owned immediately prior thereto would thereupon become subject to any Lien securing any indebtedness for borrowed money of, or guaranteed by, such other corporation or Person (other than any Permitted Lien or a Lien permitted under Section 4.05), the Company, prior to such consolidation, merger, sale, assignment, transfer, lease or disposition, shall secure the due and punctual payment of the principal of, premium, if any, on and interest on the Securities then outstanding (together with, if the Company shall so determine, any other Indebtedness of, or guaranteed by, the Company or any Restricted Subsidiary then existing or thereafter created) equally and ratably with (or, at the option of the Company, prior to) the Indebtedness secured by such Lien.

                 SECTION 5.02.    Successor Corporation Substituted.

                 Upon any consolidation or merger, or any sale, assignment, transfer, lease or disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or disposition is made (which, in the case of a transaction of the type contemplated by Section 5.01(b), shall be the Restricted Subsidiary referred to in clause (i) of Section 5.01(b)) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor corporation had been named as the Company herein, and, except in the case of a lease, the Company shall thereupon automatically be discharged from all obligations and covenants under this Indenture and the Securities; provided, however, that, in the case of a transaction or transactions of the type contemplated by Section 5.01(b), even if such transaction or transactions otherwise satisfies the requirements of Section 5.01(a), the Company shall not be discharged from, but shall remain jointly liable with such successor corporation for, the obligation to pay principal of, premium, if any, on and interest on the Securities unless the Trustee receives an Opinion of Counsel to the effect that the Holders of the Securities shall not recognize income, gain or loss for Federal income tax purposes as a result of the Company being discharged from the obligation to pay such principal of, premium, if any, on and interest on the Securities and shall be subject to the Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such discharge of the Company had not occurred, which Opinion of Counsel shall be based upon a ruling from the Internal Revenue Service addressed to the Trustee to such effect or upon a change in the applicable Federal tax law since September 22, 1994. In the event the Company shall remain jointly liable with such successor corporation in accordance with the proviso of the preceding sentence, then notwithstanding any other provision of this Indenture, such successor corporation may enter into an indemnity agreement or arrangement of the type described in clause (l) of the definition of "Permitted Indebtedness."

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

                 SECTION 6.01.    Events of Default.

                 An "Event of Default" occurs if:

                 (1) the Company fails to pay interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days;

                 (2) the Company fails to pay the principal of or premium, if any, on any Securities when the same becomes due and payable at maturity, upon redemption, upon repurchase, pursuant to an Asset Disposition Offer as described under Section 4.06 or pursuant to a Change of Control Offer as described in Section 4.15 or otherwise;

                 (3) the Company fails to observe or perform any other covenant, warranty or agreement contained in the Securities or this Indenture, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

                 (4) there shall be (i) a default or defaults in payment under Indebtedness of the Company or any Restricted Subsidiary (other than the Securities) having an outstanding principal amount of $20 million or more in the aggregate or (ii) a default or defaults under one or more mortgages, bonds, debentures, notes or other evidences of indebtedness, or one or more indentures or other agreements, relating to Indebtedness having an outstanding principal amount of $20 million or more in the aggregate as a result of which default or defaults payment of such Indebtedness shall have been accelerated or the holders of such Indebtedness shall be entitled to accelerate payment, whether such Indebtedness exists on September 22, 1994 or shall thereafter be created;

                 (5) there shall have been entered in courts of competent jurisdiction judgments or decrees involving an aggregate liability of $20 million or more rendered against the Company and/or any of its Restricted Subsidiaries, and such judgments or decrees are not vacated, discharged, satisfied or stayed within 60 days after the date of the entering of such judgments or decrees;

                 (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case or proceeding,

                          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                          (D) makes a general assignment for the benefit of its creditors; or

                 (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case or proceeding,

                          (B) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of its property, or

                          (C) orders the liquidation of the Company or any Restricted Subsidiary,

and in each case the order or decree remains unstayed and in effect for 30 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 The Trustee shall, within 90 days after the occurrence of any Default or Event of Default, give the Holders of the Securities notice of all uncured Defaults or Events of Default known to it (the term "Default" to include the events specified above without grace or notice); provided, however, that, except in the case of an Event of Default or a Default in payment, the Trustee shall be protected in withholding such notice if and so long as the directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Securities.

                 A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company and the Trustee, of the Default in writing and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding, excluding Affiliates of the Company. When a Default is cured, it ceases.

                 SECTION 6.02.    Acceleration.

                 If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the unpaid principal of, premium, if any, on and accrued interest to the date of acceleration on all the outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount, premium, if any, on and accrued interest shall become immediately due and payable.

                 If an Event of Default specified in clause (6) or (7) of
Section 6.01 occurs, all unpaid principal of, premium, if any, on and accrued interest on the outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder thereof.

                 Any such declaration may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of, premium, if any on or interest on the Securities) may be waived by the Holders of a majority of the principal amount of the outstanding Securities in accordance with Section 6.04.

                 SECTION 6.03.    Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, on or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                 SECTION 6.04.    Waiver of Past Default.

                 Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of principal of, premium, if any, on or interest on any Security as specified in clauses (1) and (2) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is so waived, it is cured.

                 SECTION 6.05.    Control by Majority.

                 Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability, provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

                 SECTION 6.06.    Limitation on Suits.

                 A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                 (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                 (5) during such 60 day period, the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

                 SECTION 6.07.    Rights of Holders To Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, on and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                 SECTION 6.08.    Collection Suit by Trustee.

                 If an Event of Default in payment of principal, premium, if any, or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and to the extent that payment of such interest is lawful, interest on any overdue premium and installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee or its agents and counsel.

                 SECTION 6.09.    Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                 SECTION 6.10.    Priorities.

                 If the Trustee collects any money or property pursuant to this
Article 6, it shall pay out the money or property in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;

                 Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

                 Third:  to the Company.

                 The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

                 SECTION 6.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal of, premium, if any, on or interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN

                                    TRUSTEE

                 SECTION 7.01.    Duties of Trustee.

                 (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) Except during the continuance of an Event of Default actually known to the Trustee:

                          (1)     The Trustee need perform only those duties as
are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                          (2)     In the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 10.04 and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (1)     This paragraph does not limit the effect of
paragraph (b) of this Section 7.01.

                          (2)     The Trustee shall not be liable for any error
of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                          (3)     The Trustee shall not be liable with respect
to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.01.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 SECTION 7.02.    Rights of Trustee.

                 Subject to Section 7.01:

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                 (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 SECTION 7.03.    Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                 SECTION 7.04.    Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

                 SECTION 7.05.    Notice of Defaults.

                 If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after receipt of such notice. Except in the case of a

Default or an Event of Default in payment of principal of, premium, if any, on or interest on any Security, the Trustee may withhold the notice if and so long as the directors or responsible officers of such Trustee in good faith determine that the withholding of such notice is in the interest of Securityholders.

                 SECTION 7.06.    Reports by Trustee to Holders.

                 If required by TIA Section 313(a), within 60 days after each September 1 beginning with September 1, 1995, the Trustee shall mail to each Securityholder a report dated as of such September 1 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

                 A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                 The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

                 SECTION 7.07.    Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

                 The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred by the Trustee without negligence or bad faith on its part in connection with the acceptance or administration of this Trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

                 To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, on or interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

                 SECTION 7.08.    Replacement of Trustee.

                 The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the senior lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession as soon as practicable to each Securityholder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.09.    Successor Trustee by Merger, etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

                 SECTION 7.10.    Eligibility; Disqualification.

                 This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                 SECTION 7.11.    Preferential Collection of Claims
                                  Against Company.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

                 SECTION 8.01.    Termination of Company's Obligations.

                 The Company may terminate its substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, on and interest on all Securities or otherwise. In addition to the foregoing, the Company may terminate its substantive obligations in respect of the

Securities (except for its obligations to pay the principal of, premium, if any, on and the interest on the Securities) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America, for the payment of which the full faith and credit of the United States is pledged ("United States Government Obligations") sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations and shall be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and termination of obligations had not occurred, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this sentence shall not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and
(iv) delivering to the Trustee an Officers' Certificate and Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, the Company may terminate all of its substantive obligations in respect of the Securities (including its obligations to pay the principal of, premium, if any, on and interest on the Securities) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations and shall be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and termination of obligations had not occurred or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since September 22, 1994 to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this sentence shall not result in any of the Company, the Trustee, or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and
(iv) delivering to the Trustee an Officers' Certificate and Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

                 Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 8.03 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

                 After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                 SECTION 8.02.    Application of Trust Money.

                 The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, on and interest on the Securities.

                 SECTION 8.03.    Repayment to Company.

                 Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                 SECTION 8.04.    Reinstatement.

                 If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal of, premium, if any, on or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                 SECTION 9.01.    Without Consent of Holders.

                 The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1)      to cure any ambiguity, defect or inconsistency;

                 (2)      to comply with Article 5; or

                 (3) to make any change that does not materially and adversely affect the rights of any Securityholder.

                 SECTION 9.02.    With Consent of Holders.

                 Subject to Section 6.07, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                 (1) change the Stated Maturity of the principal of any Security;

                 (2) reduce the rate or extend the time for payment of interest on any Security;

                 (3) alter the optional redemption or repurchase provisions of the Securities and this Indenture in a manner adverse to any Holder of any Security;

                 (4) make any other modification in any scheduled payment of principal of, premium, if any, on or interest on any Security;

                 (5)      change the ranking of any Security;

                 (6) reduce the amount of Securities whose Holders must consent to an amendment, modification or waiver of default in the payment of the principal of, premium, if any, on, interest on, or redemption payment with respect to the Securities;

                 (7) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in accordance with Section
4.15 or the obligation of the

Company to make or consummate an Asset Disposition Offer in accordance with
Section 4.06, including amending, changing or modifying any definitions with respect thereto; or

                 (8)      amend this Section 9.02.

                 The Holders of not less than a majority in principal amount of the outstanding Securities may on behalf of the Holders of all of the Securities waive any past Event of Default or Default, except an Event of Default or a Default in the payment of the principal of, premium, if any, on or any interest on the Securities, or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver or supplemental indenture.

                 SECTION 9.03.    Compliance with Trust Indenture Act.

                 Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                 SECTION 9.04.    Revocation and Effect of Consents.

                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                 SECTION 9.05.    Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

                 SECTION 9.06.    Trustee To Sign Amendments, etc.

                 The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions).
The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity satisfactory to it in its sole discretion.

                                  ARTICLE TEN

                                 MISCELLANEOUS

                 SECTION 10.01.   Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                 SECTION 10.02.   Notices.

                 Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

         if to the Company:

                          Schuller International Group, Inc.
                          717 17th Street
                          Denver, Colorado 80202
                          Attention:       Kenneth L. Jensen
                                           Senior Vice President-Finance

                          Facsimile:  (303) 978-2381
                          Telephone:  (303) 978-3250

         with a copy to:

                          Manville Corporation
                          717 17th Street
                          Denver, Colorado  80202
                          Attention:       Robert E. Cole
                                           Senior Vice President - Finance

                          Facsimile:  (303) 978-2108
                          Telephone:  (303) 978-3487

         if to the Trustee:

                          The Bank of New York
                          101 Barclay Street
                          Floor 21W
                          New York, New York  10286
                          Attention:       Corporate Trust Trustee
                                           Administration

                          Facsimile:  (212) 815-5915
                          Telephone:  (212) 815-5736

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed, first class, postage prepaid, to a Securityholder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the

Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                 SECTION 10.03.   Communications by Holders with Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

                 SECTION 10.04. Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                 (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 10.05.   Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                 SECTION 10.06.   Rules by Trustee, Paying Agent, Registrar.

                 The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                 SECTION 10.07.   Governing Law.

                 The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law thereof.

                 SECTION 10.08.   No Recourse Against Others.

                 A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

                 SECTION 10.09.   Successors.

                 All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                 SECTION 10.10.   Counterpart Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                 SECTION 10.11.   Severability.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                 SECTION 10.12.   No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                         SCHULLER INTERNATIONAL
                                         GROUP, INC.

[SEAL]
                                         By: /s/ RICHARD B. VON WALD
                                            Name:  Richard B. Von Wald
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary


Attest: /s/ K. L. JENSEN




                                         THE BANK OF NEW YORK, as Trustee

[SEAL]
                                         By: /s/ ROBERT F. MCINTYRE
                                            Name:  Robert F. McIntyre
                                            Title: Assistant Vice President


Attest: /s/ L. G.

                                                                       Exhibit A

                       SCHULLER INTERNATIONAL GROUP, INC.

No._______                                                            $_________
                                                               CUSIP No.________

                         10 7/8% SENIOR NOTES DUE 2004


                 Schuller International Group, Inc. promises to pay to __________________ or registered assigns the principal sum of $___________________ on the Maturity Date of December 15, 2004.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

                 IN WITNESS WHEREOF, SCHULLER INTERNATIONAL GROUP, INC. has caused this instrument to be executed in its corporate name by a manual or facsimile signature of its _________________ and its ___________________ and
has caused the facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                        SCHULLER INTERNATIONAL
                                        GROUP, INC.

                                        By:________________________________
                                           Name:
                                           Title:
[SEAL]

                                        By:________________________________
                                           Name:
                                           Title:

Certificate of Authentication:
Dated:


                 This is one of the 10 7/8% Senior Notes due 2004 referred to in the within-mentioned Indenture.

The Bank of New York,
  as Trustee


By:___________________________
   Authorized Signatory

                             (REVERSE OF SECURITY)

                       SCHULLER INTERNATIONAL GROUP, INC.

                         10 7/8% Senior Notes due 2004

                 1.       Interest.

                 Schuller International Group, Inc., a Delaware corporation (the "Company"), promises to pay interest at the rate of 10 7/8% per annum on the principal amount of this Security semiannually on June 15 and December 15 of each year and at the Maturity Date until the principal hereof is paid or made available for payment. Interest on the Securities shall accrue from and including the most recent date to which interest has been paid or, with respect to the June 15, 1995 Interest Payment Date, from and including December 12, 1994, to but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest shall accrue as a result of such delayed payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                 2.       Method of Payment.

                 The interest payable on this Security, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the regular record date, which shall be the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), shall forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be determined in accordance with the Indenture, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of, premium, if any, on and interest on this Security shall be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

                 3.       Paying Agent and Registrar.

                 The Bank of New York (the "Trustee") shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Affiliates may act as Registrar, co-Registrar or Paying Agent.

                 4.       Indenture.

                 This Security is one of a duly authorized issue of Securities of the Company, designated as its 10 7/8% Senior Notes due 2004 (the "Securities"), limited in aggregate principal amount to $400,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an Amended and Restated Indenture, dated as of December 12, 1994 (as further amended, supplemented or modified from time to time, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them.

                 Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

                 5.       Optional Redemption.

                 Except as provided in the next paragraph, the Securities are not redeemable prior to December 15, 1999. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Company, at the redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning December 15 of the year indicated below, in each case together with interest accrued to the redemption date:

                          Year             Percentage
                          ----             ----------
                          1999             105.438%
                          2000             102.719%
                          2001 and
                          thereafter       100.000%

                 In addition, at any time prior to December 12, 1997, the Company may, at its option, redeem up to $132 million aggregate principal amount of the Securities outstanding from the proceeds of one or more Public Equity Offerings, at 110% of the principal amount thereof, plus accrued and unpaid interest through the redemption date, provided that at least $75 million in aggregate principal amount of the Securities remain outstanding immediately after any such redemption.

                 6.       Purchase upon Occurrence of a
                          Change of Control Triggering Event.

                 Within 30 days of the occurrence of a Change of Control Triggering Event, the Company shall offer to purchase all of the Securities at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon.

                 7.       Notice of Redemption.

                 Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption (unless the Company defaults in making the redemption payment).

                 8.       Denominations; Transfer; Exchange.

                 The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

                 9.       Persons Deemed Owners.

                 The registered Holder of a Security may be treated as the owner of it for all purposes.

                 10.      Unclaimed Funds.

                 If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee or Paying Agent shall repay the funds to the Company at its request. After such repayment, Holders of Securities entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

                 11.      Discharge Prior to Redemption or Maturity.

                 The Indenture shall be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

                 12.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to (i) cure any ambiguity, defect or inconsistency, (ii) make any change that does not materially and adversely affect the rights of any Holder of Securities or (iii) comply with Article 5 of the Indenture.

                 13.      Restrictive Covenants.

                 The Securities are general obligations of the Company limited to the aggregate principal amount of $400,000,000. The Indenture restricts the ability of the Company or any of its Restricted Subsidiaries to permit any Liens to be imposed on their assets other than certain Permitted Liens unless the Securities are equally and ratably secured by such Liens, restricts the ability of the Company or any of its Restricted Subsidiaries to make certain payments and investments, limits the Indebtedness which the Company and its Restricted Subsidiaries may incur and limits the terms on which the Company may engage in Asset Dispositions. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions. The Company must report quarterly to the Trustee on compliance with certain covenants in the Indenture.

                 14.      Successor Corporation.

                 Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements. Special provisions exist which permit the Company to transfer all or substantially all of its assets to a Restricted Subsidiary if certain conditions are met.

                 15.      Defaults and Remedies.

                 An Event of Default consists of: a default for 30 days in payment of interest on the Securities or default in payment of principal or premium, if any, on the Securities due and payable at maturity, upon redemption, upon repurchase, pursuant to an Asset Disposition Offer or a Change of Control Offer or otherwise; failure by the Company to comply with any of its other agreements in the Indenture or the Securities, in any such case 30 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Securities; (i) a default or defaults in payment under Indebtedness of the Company or any Restricted Subsidiary (other than the Securities) having an outstanding principal amount of $20 million or more in the aggregate or (ii) a default or defaults under one or more mortgages, bonds, debentures, notes or other evidences of indebtedness, or one or more indentures or other agreements, relating to Indebtedness having an outstanding principal amount of $20 million or more in the aggregate as a result of which default or defaults payment of such Indebtedness shall have been accelerated or the holders of such Indebtedness shall be entitled to accelerate payment, whether such Indebtedness exists on September 22, 1994 or shall thereafter be created; the entering against the Company and/or any of its Restricted Subsidiaries of judgments or decrees involving an aggregate liability of $20 million or more if such judgments or decrees are not vacated, discharged, satisfied or stayed within 60 days after the date of the entering of such judgments or decrees; or certain events of bankruptcy, insolvency or reorganization. If an Event of Default (except for certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare all the outstanding Securities to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all unpaid principal of, premium, if any, on and accrued interest on the outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder thereof. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of a continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default and to notify the Trustee promptly after it becomes aware of any Default.

                 16.      Trustee Dealings with Company.

                 The Trustee in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                 17.      No Recourse Against Others.

                 A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                 18.      Authentication.

                 This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                 19.      Indenture.

                 Each Securityholder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended or supplemented from time to time.

                 20.      Abbreviations.

                 Customary abbreviations may be used in the name of the Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 21.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 The Company shall furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

                                ASSIGNMENT FORM


                 If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint_______________________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                          Signed:________________________________________
                                        (Sign exactly as name appears on the
                                        other side of this Security)

Signature Guarantee:____________________________________________________________

OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Company, check the box: / /

If you want to elect to have only part of this Security purchased by the Company, state the amount: $__________

Dated:                         Your Signature: _________________________________
                                                (Sign exactly as name appears on
                                                the other side of this Security)



Signature Guarantee:____________________________________________________________